Exhibit 10.15

*** designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

AMENDMENT TO MARKETING AND SERVICING AGREEMENT

This is an AMENDMENT dated as of December 27, 2009 (the “Amendment”), to the MARKETING AND SERVICING AGREEMENT, entered into and effective November 30, 2009 (the “Agreement”), and is between JTH Tax, Inc. d/b/a Liberty Tax Service, a Delaware corporation, with a principal place of business at 1716 Corporate Landing Parkway, Virginia Beach, VA 23454 (“Licensee”) and REPUBLIC BANK & TRUST COMPANY, with a principal place of business at 601 West Market Street, Louisville, KY, 40202 (“Republic”).

RECITALS

A.    Capitalized Terms that are not defined herein shall have the meanings given them in the Agreement.

B.    Effective November 30, 2009, Republic and Licensee entered into the Agreement whereby Republic makes available to Clients of Licensee EROs its Bank Products, in accordance with the terms and conditions of the Agreement.

C.    Licensee and Republic desire to amend the Agreement to provide that Licensee’s Designated ERO Locations (as defined below) offer only Republic’s Bank Products to Clients and to make other related amendments to the Agreement, all in accordance with the terms and conditions set forth below.

AGREEMENT

In consideration of the mutual promises set forth herein, the parties intending to be legally bound, agree as indicated above and as follows:

1)             License/Marks.  Section 1 of the Agreement is amended to replace the last sentence of Section 1 with the following:  Licensee shall discontinue, and shall require its EROs to discontinue, all use of the Republic marks upon the expiration or termination of this Agreement and, upon request by Republic, will return all materials provided by Republic.

2)             Duties of Licensee.  Section 2.d. of the Agreement is amended to read in its entirety as follows:  Licensee agrees that Designated ERO Locations (as defined in Section 2.k. below) accepted to participate in the Bank Product Program will not be permitted to submit, through Licensee or otherwise, applications for Bank Products or substantially similar bank products to any bank product provider other than Republic without prior written approval by Republic.  EROs found to be participating in both Republic’s Bank Product Program and other bank programs will be terminated from Republic’s Bank Product Program.  Republic may accept or reject Designated ERO Locations based on criteria developed by Republic, which will be consistent with the criteria used by Republic in accepting or rejecting other tax preparers for similar tax product programs.  EROs that are not accepted by Republic may offer RAL and other similar bank products from other financial institutions.  If Republic rejects one or more EROs, Licensee will designate additional ERO locations *** pursuant to Section 2.k. below.  Customers of an ERO that do not satisfy the criteria to become RAL Clients remain eligible for ERC or ERD Bank Products through Republic.

3)     Section 2.f. of the Agreement is amended to read in its entirety as follows:  Licensee shall offer to EROs training regarding Bank Products, and shall further require EROs to satisfactorily complete such training.  In connection therewith, Licensee agrees to (i) submit said training program to Republic for prior review and approval, and (ii) incorporate Republic’s ERO compliance and operational training into such training program.  Licensee understands and agrees that Republic may offer and/or require EROs to receive additional training with respect to Bank Products.

4)     Section 2.g. of the Agreement is amended to replace the last sentence in that section with the following:  Licensee and Republic shall agree in advance to the amount of any transmitter or similar fee, and will not withhold their agreement to any such fee that is consistent with industry standards.

5)     Section 2.j. of the Agreement is amended to read in its entirety as follows:  Licensee agrees to comply with the Licensee Procedures as set out below and to require all of Licensee’s EROs to comply with the ERO Agreement.

6)     A new Section 2.k. is added to read as follows:  On or prior to *** and on or before *** of subsequent years of the Agreement, as amended, Licensee shall designate Republic as the sole and exclusive provider of Bank Products under the Bank Product Program for ERO locations that *** (the “Designated ERO Locations”); provided, however, that (i) on or prior to *** of subsequent years of the Agreement, Licensee may designate Republic as the sole and exclusive Bank Product provider under the Bank Product Program for additional ERO locations ***, and (ii) Licensee may, only with Republic’s mutual understanding and prior written agreement, also designate Republic as the sole and exclusive Bank Product provider under the Bank Product Program for additional ERO locations. ***

7)     A new Section 2.l. is added to read as follows:  To the extent that Clients request disbursement of the proceeds of any Bank Product on a debit or similar prepaid card, Republic shall cause such disbursement to be made on the prepaid cards made available to Clients by Licensee and its EROs.

8)     A new Section 2.m. is added to read as follows: (i) Licensee shall pay to Republic an amount equal to *** during the tax season ending during such year who have obtained RALs from Republic pursuant to this Agreement based upon Republic’s RAL history as measured on ***.  No later than *** of each year, Republic shall deliver to Licensee the detail of the calculation of such amount.  Republic will provide Licensee with additional detailed information reasonably requested by Licensee to validate such calculation.  Licensee will make the payment to Republic no later than *** of each year.  If Licensee disputes Republic’s calculation, such disagreement shall be resolved pursuant to the dispute resolution procedures set forth in this Agreement and Licensee shall not make any payment until such dispute is resolved.

(ii)  Republic shall utilize substantially the same care, criteria, diligence and procedures in accepting or rejecting RAL applications from, and in collecting RALs made to, Clients of Licensee and its EROs as it utilizes in accepting, rejecting and collecting similar applications and obligations from clients of other tax preparers to which it makes available similar tax product programs.

9)     Term of Agreement.  Section 7.a. of the Agreement is amended to read in its entirety as follows:  Term.  The term of this Agreement and license shall begin on the effective date, as stated above, and terminate on October 16, 2012.  This Agreement shall only be renewable by mutual written consent of both parties.

10)   Section 7.b. of the Agreement is amended to read in its entirety as follows:  Early Termination.  Notwithstanding Section 7.a. above, Republic may, at its option, terminate this Agreement for the 2011 or 2012 tax season, respectively, by giving written notice of termination to Licensee by *** or *** respectively.  In addition, Republic may terminate this Agreement upon thirty (30) days prior written notice to Licensee in the event that legal or regulatory requirements make the Bank Product Program materially unworkable or infeasible for Republic.  Furthermore, Republic may terminate this agreement upon thirty (30) days prior written notice if (i) Licensee is in material default in the performance of any of its obligations or duties under this Agreement (and fails to cure such default within the above 30 day notice period); (ii) Licensee becomes insolvent or a petition in bankruptcy is filed on behalf of or against Licensee and such petition is not dismissed within 90 days of its filing; (iii) Licensee undergoes a change in ownership that results in a change of more than 50% in the composition of its Board of Directors; or (iv) the IRS withdraws or materially changes the implementing revenue procedures sanctioning RALs, with material adverse impact upon the Bank Product Program as set forth under this Agreement.  Licensee may, at its option, terminate this Agreement upon thirty (30) days prior written notice to Republic in the event that legal or regulatory requirements affecting Licensee make the Bank Product Program materially unworkable or infeasible for Licensee.  Furthermore, Licensee may terminate this agreement upon thirty (30) days prior written notice if (i) Republic is in material default in the performance of any of its obligations or duties under this Agreement (and fails to cure such default within the above 30 day notice period); (ii) Republic becomes insolvent or a petition in bankruptcy is filed on behalf of or against Republic and such petition is not dismissed within 90 days of its filing; (iii) Republic undergoes a change in ownership that results in a change of more than 50% in the composition of its Board of Directors; (iv) the IRS withdraws or materially changes the implementing revenue procedures sanctioning RALs, with material adverse impact upon the Bank Product Program as set forth under this Agreement.

11)   Audit.  Section 9 of the Agreement is amended to add the following at the end of that Section:  Specifically, Licensee shall, and shall require an ERO to, provide to Republic upon its written request within three (3) days of such request Bank Product documentation and information about a Client or Clients or one or more EROs.

12)   Survival.  Section 12 of the Agreement is amended to read in its entirety as follows:  Sections 6 and 8- 22 shall survive the termination or expiration of this Agreement.

13)   Entire Agreement.  Section 13 of the Agreement shall be amended in its entirety to read as follows:  The Agreement, as amended, and together with the ERO Agreement (to the extent applicable to Licensee), constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

14)   Unless specifically amended as provided for herein, the Agreement shall remain in full force and effect and additionally, each party hereto acknowledges and confirms that all representations and warranties set forth in the Agreement are true and correct as of the date hereto.

IN WITNESS WHEREOF, Licensee and Republic have executed this Agreement on the date indicated below.

Republic Bank & Trust Company		JTH Tax, Inc.

Signature:	/s/ William R. Nelson	Signature:	/s/ Mark Baumgartner

Name:	William R. Nelson	Name:	Mark F. Baumgartner

Title:	President - TRS	Title:	VP & CFO

Date:	December 27, 2009	Date:	December 27, 2009